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                                                                       Exhibit 5

                            PAYLESS SHOESOURCE, INC.
                              3231 EAST 6TH AVENUE
                                 P.O. BOX 1189
                           TOPEKA, KANSAS 66601-1189
                                 (785) 295-2022
                               EXECUTIVE OFFICES

HAROLD J. HERMAN II                                               LAW DEPARTMENT
GROUP COUNSEL AND ASSISTANT                                       (785) 368-6182
SECRETARY                                                     (785) 368-7577 FAX

                                  April 7, 2006

Payless ShoeSource, Inc.
3231 Southeast Sixth Avenue
Topeka, Kansas 66607-2207

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 720,000 shares (the "Securities") of Common Stock, par value $0.01 per share, of Payless ShoeSource, Inc., a Delaware corporation (the "Company"), I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, I advise you that, in my opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act and the Securities have been duly issued and transferred as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the federal laws of the United States and the Delaware General Corporation Law. The opinion expressed herein is limited to the matters specifically set forth herein and no other opinions shall be inferred beyond the matters expressly stated. I assume no obligation to supplement my opinion if any applicable law changes after the date hereof or if I become aware of any fact that might change the opinion expressed herein after the date hereof. Further, my opinion assumes that upon issuance of any of the Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue.

     In rendering the foregoing opinion, I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources I believed to be responsible.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,


                                        /s/ Harold J. Herman II
                                        ----------------------------------------
                                        Harold J. Herman, Esq.
                                        Group Counsel and
                                        Assistant Secretary